                                                                    EXHIBIT 99.1



CONTACT
David A. Rawden
Exec. Vice President & CFO
404/687-5905

                  ALLIED HOLDINGS REPORTS FIRST QUARTER RESULTS


DECATUR, GEORGIA, MAY 4, 2004 - ALLIED HOLDINGS, INC. (AMEX:AHI) TODAY REPORTED RESULTS FOR THE FIRST QUARTER ENDED MARCH 31, 2004. The Company reported revenues of $212.2 million in the first quarter of 2004, versus revenues of $213.6 million in the first quarter of 2003. The Company experienced a net loss of $9.0 million in the first quarter of 2004, versus a net loss of $5.7 million in the first quarter of 2003.

The increase in the Company's net loss in first quarter of 2004 versus the first quarter of 2003 was caused by a decrease in the Company's Adjusted EBITDA, foreign exchange losses and the Company no longer recording tax benefits related to net losses. These items were partially offset by lower depreciation expense and gains on the sale of property during the quarter.

Earnings before interest, taxes, depreciation and amortization, and gains and losses on disposal of assets (Adjusted EBITDA) for the first quarter of 2004 were $7.8 million compared to $10.6 million of Adjusted EBITDA reported during the first quarter last year. Adjusted EBITDA provides useful information to investors regarding the Company's ability to generate cash flows that can be used to service debt and provide for capital expenditures. A reconciliation of Adjusted EBITDA to net loss is provided in the financial schedules attached to this press release.

The decline in Adjusted EBITDA in the first quarter of 2004 was caused in part by a 1.7% reduction in quarterly vehicle deliveries caused primarily by lower OEM shipment levels in the month of January. The Company experienced a 15.4% decline in vehicle deliveries in January 2004 versus January 2003 and a 12.3% drop in January 2004 revenues versus the prior year January period. During the quarter the Company also experienced higher risk management expenses related to costs for worker injuries, increased costs for benefit and pension contributions related to its U. S. Teamster contract, and certain operating inefficiencies caused by adverse weather conditions and unexpected OEM production variability. The Company also recorded severance costs related to ongoing efforts to eliminate non-strategic positions. In addition, Adjusted EBITDA declined in the first quarter as a result of the financial impact of the terms of the previously disclosed General Motors' contract renewal. These increased costs were partially offset by lower operating expenses including general and administrative costs, lower cargo claims expense and organic growth in both the new car and used car sectors.

Hugh E. Sawyer, Allied's President and Chief Executive Officer, said, "Although revenues and vehicle deliveries were down slightly in the first quarter, our financial performance was also adversely impacted by other significant external events during the first quarter. Volumes in the month of January were unexpectedly soft and OEM production levels were sporadic and difficult to forecast with a high degree of accuracy. Inclement weather conditions also adversely affected terminal productivity. While lost time days and lost time injuries improved slightly compared to the first quarter of 2003, medical and benefit costs relating to workers' injuries increased $2.2 million in the first quarter of 2004 compared to 2003 due to inflationary trends in medical costs and an increase in the costs required to settle certain prior year claims. This combination of factors made the first quarter particularly challenging although our operations did ultimately improve as volumes increased during the quarter."

Allied Holdings, Inc.
April 29, 2003



During the first quarter of 2004, the Company borrowed $11.7 million under its revolving credit facility, compared to borrowings of $6.6 million in the first quarter of 2003. The increase in borrowings resulted in part from lower Adjusted EBITDA compared to the first quarter last year and increased working capital requirements, which were partially offset by lower capital spending in 2004 related to the Company's fleet remanufacturing program. Capital expenditures were $4.8 million in the first quarter of 2004 compared to $5.9 million in the first quarter last year.

Mr. Sawyer added, "Although we are not satisfied with the results of our first quarter, the Company is financially stable and there are signs of progress in the underlying business. We are hopeful that external conditions will be more favorable in 2004. Our aspiration is to build upon the good work that has already been done."

About Allied Holdings

Allied Holdings, Inc. is the parent company of several subsidiaries engaged in providing distribution and transportation services of new and used vehicles to the automotive industry. The services of Allied's subsidiaries span the finished vehicle distribution continuum, and include car-hauling, intramodal transport, inspection, accessorization, and dealer prep. Allied, through its subsidiaries, is the leading company in North America specializing in the delivery of new and used vehicles.

Statements in this press release that are not strictly historical are "forward looking" statements. Such statements include, without limitations, any statements containing the words "believe," "anticipate," "estimate," "expect," "intend," "plan," "seek," "hopeful," "potentially," and similar expressions. Investors are cautioned that such statements, including statements regarding improvement in the Company's underlying business or the impact of external events on the Company's financial performance, are subject to certain risks and uncertainties that could cause actual results to differ materially. Without limitation, these risks and uncertainties include economic recessions or extended or more severe downturns in new vehicle production or sales, increases in light truck and sport utility vehicles delivered, increases in medical and benefit costs, operating inefficiencies, OEM production variability and the highly competitive nature of the automotive distribution industry, the ability of the Company to comply with the terms of its current debt agreements, the ability of the Company to obtain financing in the future and the Company's highly leveraged financial position. Investors are urged to carefully review and consider the various disclosures made by the Company in this press release and in the Company's reports filed with the Securities and Exchange Commission.

NOTE: The information in this press release will be discussed by management today on a conference call that can be accessed at the following links: www.companyboardroom.com or www.alliedholdings.com beginning at 10:30 a.m. EST.

                     ALLIED HOLDINGS, INC. AND SUBSIDIARIES
                       2004 FIRST QUARTER EARNINGS RELEASE
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)


                                                     FOR THE THREE MONTHS ENDED
                                                            MARCH 31,
                                                    ----------------------------
                                                       2004              2003
                                                    ---------         ---------
Revenues                                            $ 212,244         $ 213,592

Net income                                          $  (9,048)        $  (5,664)

Earnings per share:
    Basic                                           $   (1.03)        $   (0.67)
    Diluted                                         $   (1.03)        $   (0.67)

Weighted average common shares outstanding:
    Basic                                               8,789             8,409
    Diluted                                             8,789             8,409

                     ALLIED HOLDINGS, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)


                                                                         MARCH 31,        DECEMBER 31,
                                                                            2004              2003
                                                                         ---------        ------------
                                                                        (UNAUDITED)
                                     ASSETS

CURRENT ASSETS:
     Cash and cash equivalents                                           $   8,441         $   2,148
     Restricted cash and cash equivalents                                   28,902         $  26,267
     Receivables, net of allowance for doubtful accounts of
       $2,228 and $3,575 respectively                                       63,570            55,110
     Inventories                                                             5,046             4,983
     Deferred income taxes                                                  19,460            20,213
     Prepayments and other current assets                                   18,284            12,644
                                                                         ---------         ---------
         Total current assets                                              143,703           121,365
                                                                         ---------         ---------

PROPERTY AND EQUIPMENT, NET                                                148,944           155,573
                                                                         ---------         ---------

GOODWILL, NET                                                               89,922            90,203
                                                                         ---------         ---------

OTHER ASSETS:
     Restricted cash and cash equivalents                                   61,416            55,817
     Other non-current assets                                               33,513            32,777
                                                                         ---------         ---------
         Total other assets                                                 94,929            88,594
                                                                         ---------         ---------
         Total assets                                                    $ 477,498         $ 455,735
                                                                         =========         =========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
     Current maturities of long-term debt                                $  16,374         $  16,374
     Borrowings under revolving credit facility                             16,870                --
     Trade accounts payable                                                 46,478            34,272
     Accrued liabilities                                                    89,493            80,937
                                                                         ---------         ---------
         Total current liabilities                                         169,215           131,583
                                                                         ---------         ---------

LONG-TERM DEBT, LESS CURRENT MATURITIES                                    224,959           230,126
                                                                         ---------         ---------

POSTRETIREMENT BENEFITS OTHER THAN PENSIONS                                  5,232             5,302
                                                                         ---------         ---------

DEFERRED INCOME TAXES                                                       19,460            20,213
                                                                         ---------         ---------

OTHER LONG-TERM LIABILITIES                                                 58,771            59,697
                                                                         ---------         ---------

STOCKHOLDERS' EQUITY:
     Preferred stock, no par value; 5,000 shares authorized, none
       outstanding                                                              --                --
     Common stock, no par value; 20,000 shares authorized, 8,848 and 8,764 shares outstanding at March 31, 2004
       and December 31, 2003, respectively                                      --                --
     Additional paid-in capital                                             48,009            47,511
     Treasury stock at cost, 139 shares at March 31, 2004
       and December 31, 2003, respectively                                    (707)             (707)
     Accumulated deficit                                                   (44,072)          (35,024)
     Accumulated other comprehensive loss, net of tax                       (3,369)           (2,966)
                                                                         ---------         ---------
         Total stockholders' equity                                           (139)            8,814
                                                                         ---------         ---------
         Total liabilities and stockholders' equity                      $ 477,498         $ 455,735
                                                                         =========         =========

                     ALLIED HOLDINGS, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)


                                                             FOR THE THREE MONTHS ENDED
                                                                      MARCH 31,
                                                             ---------------------------
                                                               2004              2003
                                                             ---------         ---------
REVENUES                                                     $ 212,244         $ 213,592
                                                             ---------         ---------

OPERATING EXPENSES:
     Salaries, wages and fringe benefits                       119,947           117,575
     Operating supplies and expenses                            37,046            37,180
     Purchased transportation                                   25,906            24,713
     Insurance and claims                                        9,163             9,357
     Operating taxes and licenses                                6,559             7,838
     Depreciation and amortization                              10,386            12,024
     Rents                                                       1,716             1,620
     Communications and utilities                                1,954             1,888
     Other operating expenses                                    2,186             2,849
     (Gain) loss on disposal of operating assets, net           (1,137)              264
                                                             ---------         ---------
               Total operating expenses                        213,726           215,308
                                                             ---------         ---------
               Operating  Loss                                  (1,482)           (1,716)
                                                             ---------         ---------

OTHER INCOME (EXPENSE):
     Interest expense                                           (7,368)           (7,381)
     Investment income                                              57               326
     Foreign exchange (loss) gain, net                            (155)            1,018
     Other, net                                                   (100)               --
                                                             ---------         ---------
                                                                (7,566)           (6,037)
                                                             ---------         ---------


LOSS BEFORE INCOME TAXES                                        (9,048)           (7,753)

INCOME TAX BENEFIT                                                  --             2,089
                                                             ---------         ---------

NET LOSS                                                     $  (9,048)        $  (5,664)
                                                             =========         =========

BASIC AND DILUTED LOSS PER COMMON SHARE:

     BASIC                                                   $   (1.03)        $   (0.67)
                                                             =========         =========
     DILUTED                                                 $   (1.03)        $   (0.67)
                                                             =========         =========

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:

     BASIC                                                       8,789             8,409
                                                             =========         =========
     DILUTED                                                     8,789             8,409
                                                             =========         =========

                     ALLIED HOLDINGS, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)


                                                                    FOR THE THREE MONTHS ENDING MARCH 31,
                                                                           2004             2003
                                                                         --------         --------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net loss                                                             $ (9,048)        $ (5,664)
    Adjustments to reconcile net loss to net
    cash (used in) provided by operating activities:
       Interest expense paid in kind                                           --              369
       Amortization of deferred financing costs                               704            1,012
       Depreciation and amortization                                       10,386           12,024
       (Gain)/loss on disposal of operating assets, net                    (1,137)             264
       Foreign exchange (gains) loss, net                                     155           (1,018)
       Deferred income taxes                                                   --           (4,401)
       Compensation expense related to stock options and grants               195               60
       Amortization of Teamsters Union contract costs                          --              600
       Change in operating assets and liabilities:
         Receivables, net of allowance for doubtful accounts               (8,541)           2,810
         Inventories                                                          (74)            (226)
         Prepayments and other current assets                              (7,117)          (2,039)
         Trade accounts payable                                            12,250           (3,810)
         Accrued liabilities                                                7,637           (2,146)
                                                                         --------         --------
           Net cash (used in) provided by operating activities              5,410           (2,165)
                                                                         --------         --------

CASH FLOWS FROM INVESTING ACTIVITIES:
    Purchases of property and equipment                                    (4,847)          (5,878)
    Increase in Restricted cash and cash equivalents                       (8,234)          (2,686)
    Increase in Restricted investments                                         --           (2,442)
    Proceeds from sale of property and equipment                            1,826               11
    Decrease in the cash surrender value of life insurance                     --                1
                                                                         --------         --------
           Net cash used in investing activities                          (11,255)         (10,994)
                                                                         --------         --------


CASH FLOWS FROM FINANCING ACTIVITIES:
    Additions to revolving credit facilities, net                          16,870            8,471
    Repayment of long-term debt                                            (5,167)          (2,226)
    Payment of deferred financing costs                                        --             (407)
    Proceeds from issuance of common stock                                    303               57
    Other, net                                                                 --              (12)
                                                                         --------         --------
           Net cash provided by financing activities                       12,006            5,883
                                                                         --------         --------


EFFECT OF EXCHANGE RATE CHANGES ON CASH
    AND CASH EQUIVALENTS                                                      132               85

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                        6,293           (7,191)

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                            2,148            9,448
                                                                         --------         --------

CASH AND CASH EQUIVALENTS AT END OF PERIOD                               $  8,441         $  2,257
                                                                         ========         ========

                     ALLIED HOLDINGS, INC. AND SUBSIDIARIES
                       2004 FIRST QUARTER EARNINGS RELEASE
                                 OPERATING DATA
                                   (UNAUDITED)


                                                 THREE MONTHS ENDED
                                                      MARCH 31,
                                         ------------------------------------
                                             2004                   2003
                                         -------------          -------------

AAG, INCLUDING ALLIED HOLDINGS

REVENUES                                 $ 205,667,000          $ 206,202,000

OPERATING INCOME                         $  (2,138,000)         $  (2,387,000)

OPERATING RATIO                                 101.04%                101.16%

VEHICLES DELIVERED                           2,176,748              2,213,276

LOADS DELIVERED                                283,064                289,081

VEHICLES PER LOAD                                 7.69                   7.66

REVENUE PER VEHICLE                      $       94.48          $       93.17

PERCENT DAMAGE FREE DELIVERY                      99.7%                  99.7%

NUMBER OF
    AVERAGE ACTIVE RIGS                          3,692                  3,803
    AVERAGE EMPLOYEES
                DRIVERS                          3,761                  4,235
                OTHERS                           1,877                  2,013


AXIS GROUP:

REVENUES                                 $   6,577,000          $   7,390,000

OPERATING INCOME                         $     656,000          $     671,000

                     ALLIED HOLDINGS, INC. AND SUBSIDIARIES
                       2004 FIRST QUARTER EARNINGS RELEASE
                         NON-GAAP FINANCIAL INFORMATION
                                   (UNAUDITED)


                                                                  THREE MONTHS ENDED
                                                                       MARCH 31,
                                                               -------------------------
                                                                 2004             2003
                                                               --------         --------

RECONCILIATION OF NET (LOSS) TO ADJUSTED EBITDA:

NET (LOSS)                                                     $ (9,048)        $ (5,664)

INCOME TAX (BENEFIT)                                                 --           (2,089)

INTEREST EXPENSE                                                  7,368            7,381

INVESTMENT INCOME                                                   (57)            (326)

FOREIGN EXCHANGE LOSSES (GAINS), NET                                155           (1,018)

OTHER, NET                                                          100               --

LOSS ON DISPOSAL OF OPERATING ASSETS                             (1,137)             264

DEPRECIATION AND AMORTIZATION                                    10,386           12,024

                                                               --------         --------
ADJUSTED EBITDA                                                $  7,767         $ 10,572
                                                               ========         ========

ADJUSTED EBITDA IS PRESENTED BECAUSE MANAGEMENT BELIEVES IT PROVIDES USEFUL INFORMATION TO INVESTORS REGARDING THE COMPANY'S ABILITY TO GENERATE CASH FLOWS THAT CAN BE USED TO SERVICE DEBT AND PROVIDE FOR CAPITAL EXPENDITURES. THE COMPANY'S NET INCOME IS THE CLOSEST MEASURE IN THE COMPANY'S FINANCIAL STATEMENTS PREPARED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES ("GAAP"), IN TERMS OF COMPARABILITY TO ADJUSTED EBITDA. BECAUSE ADJUSTED EBITDA IS NOT A MEASURE DETERMINED IN ACCORDANCE WITH GAAP AND IS THUS SUSCEPTIBLE TO VARYING CALCULATIONS, ADJUSTED EBITDA AS PRESENTED MAY NOT BE COMPARABLE TO OTHER SIMILARLY TITLED MEASURES USED BY OTHER COMPANIES.